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                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that I, Charles W. Ergen, Chief Executive Officer, do hereby name, constitute and appoint David K. Moskowitz, Senior Vice President and General Counsel, to be my true and lawful attorney-in-fact to act on behalf of EchoStar Communications Corporation and all affiliated entities (collectively "EchoStar") as authorized below:
David K. Moskowitz is hereby authorized to complete, sign, endorse, and execute any and all documents as he, in his sole and absolute discretion, may deem necessary in connection with the sale of Senior Secured Notes of EchoStar DBS Corporation. I hereby grant to my said attorney-in-fact full power and authority to do, perform and exercise all of the rights and powers herein granted, as fully to all intents and purposes as I might or could do. The rights, powers, and authority of said attorney-in-fact to exercise any and all of the rights and powers herein granted shall commence and be in full force and effect on June 23, 1997 and such rights, powers and authorities shall remain in full force and effect thereafter until 12:01 AM EST June 30, 1997.


                                   /s/ CHARLES W. ERGEN
                                   -----------------------------------------
                                   Charles W. Ergen, Chief Executive Officer

                                   Date: June 23, 1997

         WITNESS MY HAND this 23RD day of JUNE 1997.


STATE OF COLORADO       )
                        )
COUNTY OF ARAPAHOE      )

    The foregoing instrument was acknowledged before me this 23RD day of JUNE, 1997.

    Witness my hand and official seal.

                                   /s/ KATHY L. SMITH
                                   -----------------------------------------
                                   Kathy L. Smith, Notary Public
                                   My commission expires: 4/21/01